Exhibit 10.2

EXECUTION COPY

WAIVER AND AMENDMENT No. 4
TO Loan AND SERVICING AGREEMENT

THIS WAIVER AND AMENDMENT NO. 4 TO THE LOAN AND SERVICING AGREEMENT, dated as of July 13, 2017 (this “Waiver and Amendment”), is entered into in connection with that certain Loan and Servicing Agreement, dated as of September 16, 2011, by and among FIFTH STREET FUNDING II, LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), FIFTH STREET FINANCE CORP., as the transferor (together with its successors and assigns in such capacity, the “Transferor”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), SUMITOMO MITSUI BANKING CORPORATION, as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), EACH OF THE LENDERS FROM TIME TO TIME PARTY THERETO (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, reference is made to the Loan and Servicing Agreement, dated as of September 16, 2011 (as amended, modified, waived, supplemented or restated from time to time, the "Agreement"), by and among the Borrower, the Transferor, the Servicer, the Administrative Agent, the Collateral Agent and the Lenders;

WHEREAS, the Borrower, the Transferor and the Servicer request that the Administrative Agent and the Lenders waive and amend the Agreement upon and subject to the terms and conditions set forth in this Waiver and Amendment;

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as specified herein, and the Administrative Agent and the Lenders are willing, upon the terms and conditions set forth herein, to provide the waivers and amendments specified herein, in each case pursuant to and in accordance with Section 11.01 of the Agreement;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.      AMENDMENTS.

(a)          Section 1.01 of the Agreement is hereby amended by amending and restating the following defined terms:

“Stated Maturity Date” means the earlier of (i) August 6, 2018 (or, if such day is not a Business Day, the next succeeding Business Day) and (ii) the date the Credit Agreement is fully repaid, refinanced and/or terminated, ceases to be effective or ceases to be the legally valid, binding and enforceable agreement of the parties thereto.

(b)          Section 1.01 of the Agreement is hereby amended by inserting the following defined terms in correct alphabetical order:

“Asset Purchase Agreement” means that certain Asset Purchase Agreement, dated as of the date hereof, by and among Oaktree Capital Management, L.P., Fifth Street Management LLC and the other parties thereto.

“Credit Agreement” means that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 22, 2011, among Fifth Street Finance Corp., as the borrower, FSFC Holdings, Inc. and Fifth Street Fund of Funds LLC, as the subsidiary guarantors, the lenders party thereto, and ING Capital LLC, as the Administrative Agent, as amended, modified, waived, supplemented or restated from time to time.

SECTION 2.      WAIVER.

(a)          The parties hereto acknowledge that Fifth Street Management LLC has entered into the Asset Purchase Agreement pursuant to which the Buyer (as defined therein) may become the Servicer’s investment advisor. The Borrower and Servicer hereby request that the Administrative Agent and the Lenders provide a limited waiver during the Waiver Period, and by signing below the Administrative Agent and the Lenders each hereby waives solely during the Waiver Period, the occurrence of (i) any Change of Control pursuant to clauses (a) or (d) of the definition thereof, and (ii) any Event of Default pursuant to clauses (i), (n) and (t) of Section 7.01, which is or may be, immediately or with the passage of time, occasioned solely by the consummation of the transactions contemplated by the Asset Purchase Agreement; provided that, notwithstanding the foregoing or anything to the contrary contained in the Transaction Documents, from and after the date of this Waiver and Amendment, the Borrower shall not be permitted to make any Restricted Junior Payments and all payments on any Payment Date shall be made solely pursuant to the remittance procedures set forth in Section 2.04(c). For purposes of this Waiver and Amendment, the term “Waiver Period” means the period beginning on the date hereof and ending on the earlier of (i) January 31, 2018 and (ii) the date on which the Asset Purchase Agreement is terminated, ceases to be effective or ceases to be the legally valid, binding and enforceable agreement of the parties thereto.

(b)          For the avoidance of doubt, each of the parties hereto acknowledges that the execution of this Waiver and Amendment shall in no way obligate the Administrative Agent or the Lenders to agree to any future or additional amendment to the Transaction Documents or additional waiver with respect thereto, each of which shall remain in such party’s sole and absolute discretion. This Waiver and Amendment is a one-time waiver and shall not be construed (i) to be a waiver as to non-compliance of any of the other provisions of the Agreement or the other Transaction Documents or for any period of time other than the Waiver Period, (ii) to be an amendment or modification of the Agreement or the other Transaction Documents or (iii) other than as waived hereunder, prejudice any right or remedy that the Administrative Agent and the Lenders may now have or may have in the future under or in connection with the Agreement or any other of the Transaction Documents.

SECTION 3.      Agreement in Full Force and Effect as AMENDED AND WAIVED.

Except as specifically amended and waived hereby, all provisions of the Agreement and the other Transaction Documents (including all Obligations of the Borrower and rights of the Administrative Agent and the Lenders thereunder) shall remain in full force and effect. After this Waiver and Amendment becomes effective, all references to the Agreement and corresponding references thereto or therein such as "hereof", "herein", or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Waiver and Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement or other Transaction Documents other than as expressly set forth herein.

SECTION 4.      Representations.

Each of the Borrower and the Servicer, severally for itself only, represent and warrant as of the date of this Waiver and Amendment as follows:

(i)          it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)         the execution, delivery and performance by it of this Waiver and Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)        no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Waiver and Amendment by or against it;

(iv)        this Waiver and Amendment has been duly executed and delivered by it;

(v)         this Waiver and Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(vi)        upon giving effect to this Waiver and Amendment, there is no existing Event of Default or Servicer Termination Event.

SECTION 5.      Conditions to Effectiveness.

The effectiveness of this Waiver and Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent and the payment of the reasonable fees and expenses of Dechert LLP as counsel to the Administrative Agent.

SECTION 6.      Miscellaneous.

(a)          This Waiver and Amendment may be executed in any number of counterparts (including by facsimile or email), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)          The descriptive headings of the various sections of this Waiver and Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)          This Waiver and Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Waiver and Amendment.

(e)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)          This Waiver and Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties with respect to such matters.

(g)          THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.

IN WITNESS WHEREOF, the undersigned have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIFTH STREET FUNDING II, LLC, as the Borrower

By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Fifth Street Funding II, LLC
Waiver and Amendment No. 4 to LSA

fifth street finance corp., as the Servicer and the Transferor

By:	/s/ Bernard D. Berman
Name: Bernard D. Berman
Title: Chief Executive Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

Fifth Street Funding II, LLC
Waiver and Amendment No. 4 to LSA

SUMITOMO MITSUI BANKING CORPORATION, as the Administrative Agent, the Collateral Agent and as the Lender

By:	/s/ Hitoshi Ryoji
Name: Hitoshi Ryoji
Title: Managing Director

Fifth Street Funding II, LLC
Waiver and Amendment No. 4 to LSA